Exhibit 99.2

Black Spade Acquisition II Co Announces Closing of Partial Exercise of IPO Over-Allotment Option

(September 26, 2024, Hong Kong) Black Spade Acquisition II Co (the “Company”) (NASDAQ: BSIIU), a special purpose acquisition company (“SPAC”), today announced that the underwriters of its previously announced initial public offering have partially exercised their option to purchase an additional 300,000 units at the public offering price of $10.00 per unit, resulting in additional gross proceeds of approximately $3,000,000. The underwriters have a remaining option to purchase up to 1,950,000 additional units.

After giving effect to this partial exercise of the over-allotment option, the total number of units sold in the public offering increased to 15,300,000 units, resulting in total gross proceeds of $153,000,000 for the Company’s initial public offering.

Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be traded on Nasdaq under the ticker symbols “BSII” and “BSIIW”, respectively.

Clear Street LLC and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, acted as joint book-running managers.

Latham & Watkins LLP served as legal counsel to the Company. Loeb & Loeb LLP served as legal counsel to the underwriters.

The offering was made only by means of a prospectus, copies of which may be obtained from Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io, or from the SEC website at www.sec.gov.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and became effective on August 23, 2024.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Black Spade Acquisition II Co

Black Spade Acquisition II Co is the second SPAC of its founder, Black Spade Capital and its management team incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets. While the Company may pursue an acquisition or a business combination with a target in any business or industry, it believes that the entertainment, lifestyle and technology industries, particularly those that are major beneficiaries of artificial intelligence (“AI”), provide ample business combination opportunities.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the remaining over-allotment option discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

IR@blackspadeacquisitionii.com